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                                                                   EXHIBIT 23(E)

                          CONSENT OF FINANCIAL ADVISOR

     We consent to the use, quotation and summarization in the Registration Statement of our fairness opinion rendered to the Board of Directors of Fidelity Financial Bankshares Corporation in connection with the merger of Fidelity Financial Bankshares Corporation and Southern National Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                         SCOTT & STRINGFELLOW, INC.

                                         /S/ GARY S. PENROSE
                                         GARY S. PENROSE
                                         MANAGING DIRECTOR
                                         FINANCIAL INSTITUTIONS GROUP

Richmond, Virgina
January 15, 1997